Exhibit 99.1

  S.Y. Bancorp Announces Rule 10b5-1 Trading Plan for Company Share
                             Repurchases

    LOUISVILLE, Ky.--(BUSINESS WIRE)--Aug. 22, 2007--S.Y. Bancorp, Inc. (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville metropolitan area, Indianapolis and Cincinnati, today announced that, as part of its currently authorized stock repurchase program, the Company has established a Rule 10b5-1 stock trading plan. Pursuant to the plan, a broker, on behalf of the Company, will repurchase up to 430,124 shares, the total number of shares that remain authorized under the Company's stock repurchase plan. From and including August 22, 2007, through July 31, 2008, the trading plan authorizes daily share repurchases equal to the lesser of (a) 7,500 shares, (b) 25% of the Company's average daily trading volume for the prior four weeks, or
(c) the limitations set by Exchange Act Rule 10b-18. The broker will have complete discretion to determine the dates of purchase during the plan period.

    Louisville, Kentucky-based S.Y. Bancorp, Inc., with $1.425 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904.

    CONTACT: S.Y. Bancorp, Inc.
             Nancy B. Davis, 502-625-9176
             Executive Vice President,
             Treasurer and Chief Financial Officer